UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

PSB Holdings, Inc.
(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2012, subject to regulatory non-objection, the Boards of Directors of PSB Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Putnam Bank (the “Bank”), appointed Chairman of the Board and Chief Executive Officer Thomas A. Borner as President and Chief Executive Officer of the Company and the Bank.  In connection with this appointment, the Boards of Directors appointed Director Charles H. Puffer as Chairman of the Board, and Mr. Borner will serve as Vice Chairman of the Board.  In addition, President and Chief Financial Officer Robert J. Halloran, Jr. will serve as Executive Vice President, Treasurer and Chief Financial Officer.

Information with respect to Mr. Borner, including his age and his business experience, as well as the benefit plans in which he participates, can be found in the Company’s definitive proxy statement for the 2011 annual meeting of stockholders, as filed with the Securities and Exchange Commission on September 29, 2011.

Item 9.01.	Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: August 7, 2012	By:	/s/ Thomas A. Borner
Thomas A. Borner
President and Chief Executive Officer